Exhibit 99.1

Zuora Reports Fourth Quarter and Full Year Fiscal 2020 Results

•Fourth quarter subscription revenue grew 21% year-over-year
•Full year subscription revenue grew 25% year-over-year
•Customers with annual contract value (ACV) equal to or greater than $100,000 increased to 624 customers, or 19% year-over-year

Redwood City, Calif. – March 12, 2020 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its fiscal fourth quarter and full year ended January 31, 2020.
"We saw solid execution in the fourth quarter and made meaningful progress on our key initiatives focused on capturing more of the upmarket opportunity,” said Tien Tzuo, Founder and CEO of Zuora. “The world's largest and fastest growing companies are embracing the Subscription Economy and selecting Zuora’s industry leading products to drive their future growth."
Fourth Quarter Fiscal 2020 Financial Results:
•Revenue: Total revenue was $70.4 million, an increase of 11% year-over-year. Subscription revenue was $54.6 million, an increase of 21% year-over-year.
•Loss from Operations: GAAP loss from operations was $24.4 million, compared to a GAAP loss from operations of $19.0 million in the fourth quarter of fiscal 2019.
Non-GAAP loss from operations was $10.5 million, compared to a non-GAAP loss from operations of $9.9 million in the fourth quarter of fiscal 2019.
•Net Loss: GAAP net loss was $23.8 million, or 34% of revenue, compared to a GAAP net loss of $19.2 million, or 30% of revenue in the fourth quarter of fiscal 2019. GAAP net loss per share a was $0.21 based on 113.2 million weighted average shares outstanding, compared to a GAAP net loss per share of $0.18 based on 107.4 million weighted average shares outstanding in the fourth quarter of fiscal 2019.
Non-GAAP net loss was $9.8 million, compared to a non-GAAP net loss of $10.0 million in the fourth quarter of fiscal 2019. Non-GAAP net loss per share was $0.09 based on 113.2 million weighted average shares outstanding, compared to a non-GAAP net loss per share of $0.09 based on 107.4 million weighted average shares outstanding in the fourth quarter of fiscal 2019.
•Cash Flow: Net cash provided by operating activities was $4.0 million, compared to net cash used in operating activities of $7.0 million in the fourth quarter of fiscal 2019. Free cash flow was negative $4.5 million compared to negative $9.8 million in the fourth quarter of fiscal 2019.
•Cash and Cash Equivalents and Short-term Investments: Cash and cash equivalents and short-term investments were $171.9 million as of January 31, 2020.
Full Year Fiscal 2020 Financial Results:
•Revenue: Total revenue was $276.1 million, an increase of 17% year-over-year. Subscription revenue was $206.6 million, an increase of 25% year-over-year.
•Loss from Operations: GAAP loss from operations was $85.7 million, compared to a GAAP loss from operations of $70.4 million in fiscal year 2019.

Non-GAAP loss from operations was $40.3 million, compared to a non-GAAP loss from operations of $42.8 million in fiscal year 2019.
•Net Loss: GAAP net loss was $83.4 million, compared to a GAAP net loss of $72.7 million in fiscal year 2019. GAAP net loss per share was $0.75 based on 111.1 million weighted average shares outstanding, compared to a net loss per share of $0.80 based on 91.3 million weighted average shares outstanding in fiscal year 2019.
Non-GAAP net loss was $38.0 million, compared to a non-GAAP net loss of $45.1 million in fiscal year 2019. Non-GAAP net loss per share was $0.34 based on 111.1 million weighted average shares outstanding, compared to a non-GAAP net loss per share of $0.49 based on 91.3 million weighted average shares outstanding in fiscal year 2019.
•Cash Flow: Net cash used in operating activities was $3.6 million, compared to net cash used in operating activities of $23.6 million in fiscal year 2019. Free cash flow was negative $25.0 million compared to negative $37.0 million in fiscal year 2019.
The section titled "Explanation of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.
Fourth Quarter Key Metrics and Business Highlights:
•Customers with ACV equal to or greater than $100,000 was 624, which represents 19% year-over-year growth.
•Dollar-based retention rate was 104%.
•Customer usage of Zuora solutions grew, with $13.1 billion in transaction volume through Zuora’s billing platform during our fourth quarter, an increase of 21% year-over-year.
•Zuora was recognized for the second time in a row as a leader by the IDC MarketScape: Worldwide Subscription Management 2019-2020 Vendor Assessment. It recommends considering Zuora when “you need a comprehensive subscription management offering for companies of all sizes and industries.”
•Notable recent go-lives included: Derco, Cinépolis, Softbank Robotics, Siemens and Topcon Agriculture.
•Highlighted customers from multiple industries and geographies in press announcements including Poly, Vertalo, Radiuz, Monet Technologies, Briggs & Stratton.
•Opened a new company headquarters in Redwood City, California.
CFO Transition:
Zuora also announced today that Tyler Sloat, the company’s Chief Financial Officer, will resign from his role effective April 5, 2020 in order to accept an executive position at another company. Zuora has established an Office of the CFO consisting of senior finance leaders, and Ken Goldman, a member of the Board since 2017, will play an advisory role. Zuora has retained a leading recruitment firm to help identify the next CFO to execute on the company's long-term plan to accelerate growth, improve profitability, and increase shareholder value.
Mr. Sloat will remain in his current position through the filing of the company’s annual report on Form 10-K and will participate in today's earnings call. “Over the past ten years, I have had the privilege of working with an amazing team at Zuora. From a small software startup to a publicly traded SaaS company that is driving growth for subscription businesses, I’m proud of our many accomplishments,” said Mr. Sloat.

“Zuora has a fantastic team in place to extend its leadership position in capturing the huge market created by the Subscription Economy.”
“Tyler has been an integral part of our team and a big reason for Zuora’s success in the past decade. I am immensely grateful to Tyler for his countless contributions as he has helped build the Subscription Economy and grow Zuora to where it is today,” said Mr. Tzuo. “He was an incredible CFO and we wish him well in his future endeavors. We have a strong bench of talent in our finance and accounting organization and look forward to identifying a new CFO in the coming months.”
Financial Outlook:
Zuora currently expects the following results for the first quarter and full fiscal year 2021:

	First Quarter	Fiscal 2021
Subscription revenue	$55.5M - $56.5M	$239.0M - $243.0M
Total revenue	$70.5M - $73.0M	$300.0M - $307.0M
Non-GAAP loss from operations	$(12.0M) - $(10.5M)	$(33.0M) - $(28.0M)
Non-GAAP net loss per share[1]	$(0.11) - $(0.10)	$(0.29) - $(0.25)
(1) Non-GAAP net loss per share was computed assuming 114.6 million weighted average shares outstanding for the first quarter of fiscal 2021 and 116.7 million for the full year fiscal 2021.
These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Zuora has not reconciled its guidance for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Webcast and Conference Call Information:
Zuora will host a conference call for investors on March 12, 2020 at 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (866) 393-4306 or, for international callers, (734) 385-2616 with conference ID 4648795. An audio replay will be available shortly after the call and can be accessed by dialing (855) 859-2056 or, for international callers, (404) 537-3406. The passcode for the replay is 4648795. The replay will be available through March 19, 2020.
Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP cost of subscription revenue, non-GAAP cost of professional services revenue, non-GAAP gross profit, non-GAAP subscription gross margin, non-GAAP total gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.
Internal-use software. We exclude non-cash adjustments for capitalization and the subsequent amortization of internal-use software, including any impairment charges, from certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, we believe that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
Charitable donations. We exclude expenses associated with the charitable donation of our common stock from certain of our non-GAAP financial measures. We believe that excluding this non-recurring and non-cash expense allows investors to make more meaningful comparisons between our operating results and those of other companies.
New headquarters costs. We exclude non-recurring costs associated with our new corporate headquarters. In January 2020, the company incurred costs associated with water damage, net of insurance recovery, at its new headquarters in Redwood City, California, as well as costs to relocate its operations from offices previously located in San Mateo and San Jose, California. We believe that excluding these non-recurring costs allows investors to make more meaningful comparisons between our operating results and those of other companies due to the infrequent nature of these costs.
Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures as these expenditures are considered to be a necessary component of ongoing operations.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Operating Metrics:
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.
Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.
Forward-Looking Statements:
This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the first fiscal quarter and full fiscal 2021 and financial outlook and market positioning. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on December 16, 2019 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: we have a history of net losses and may not achieve or sustain profitability; the shift by companies to subscription business models may develop slower than we expect; we may not able to sustain or manage any future growth effectively; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; our security measures may be breached or our products may be perceived as not being secure; our products may fail to gain, or lose, market acceptance; we may be unable to attract new customers and expand sales to existing customers; customers may fail to deploy our solution after entering into a subscription agreement with us; customers may incorrectly or improperly deploy or use of our solution; we may not be able to develop and release new products and services; we may experience interruptions or performance problems, including a service outage, associated with our technology; we face intense competition in our markets and may not be able to compete effectively; weakened global economic conditions may adversely affect our industry; the risk of loss of key employees; challenges related to growing our relationships with strategic partners such as global systems integrators and their effectiveness in selling our products; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions, such as the impact of the coronavirus (COVID-19) pandemic on our operations, customers and business partners, the global economy, and the financial markets, and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora® platform was architected specifically for dynamic, recurring subscription business models and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-cash process, including billing and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Rogers, Schneider Electric, Xplornet and Zendesk. Headquartered in Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.
Investor Relations Contact:
Joon Huh
investorrelations@zuora.com
650-419-1377
Media Relations Contact:
Jayne Gonzalez
press@zuora.com
408-348-1087
© 2020 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Other names and brands may be claimed as the property of others.
SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019 As Adjusted[1]	2020	2019 As Adjusted[1]
	(unaudited)		(unaudited)
Revenue:
Subscription	$54,559	$44,956	$206,555	$164,805
Professional services	15,834	18,382	69,502	70,184
Total revenue	70,393	63,338	276,057	234,989
Cost of revenue:
Subscription	14,447	11,720	53,036	42,993
Professional services	19,700	20,028	81,145	73,597
Total cost of revenue	34,147	31,748	134,181	116,590
Gross profit	36,246	31,590	141,876	118,399
Operating expenses:
Research and development	20,736	14,750	74,398	54,417
Sales and marketing	27,446	24,161	108,264	95,169
General and administrative	12,513	11,677	44,879	39,230
Total operating expenses	60,695	50,588	227,541	188,816
Loss from operations	(24,449)	(18,998)	(85,665)	(70,417)
Interest and other income (expense), net	418	801	2,712	(417)
Loss before income taxes	(24,031)	(18,197)	(82,953)	(70,834)
Income tax benefit (provision)	279	(986)	(441)	(1,907)
Net loss	(23,752)	(19,183)	(83,394)	(72,741)
Comprehensive loss:
Foreign currency translation adjustment	37	344	(379)	3
Unrealized gain (loss) on available-for-sale securities, net of tax	(35)	39	86	7
Comprehensive loss	$(23,750)	$(18,800)	$(83,687)	$(72,731)
Net loss per share, basic and diluted	$(0.21)	$(0.18)	$(0.75)	$(0.80)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	113,160	107,433	111,122	91,267
(1) The condensed consolidated statements of comprehensive loss for the prior periods presented above have been adjusted to reflect the adoption of ASC 606.

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	January 31, 2020	January 31, 2019
		As Adjusted[1]
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$54,275	$67,940
Short-term investments	117,662	107,908
Accounts receivable, net of allowance for doubtful accounts of $2,943 and $2,522 as of January 31, 2020 and January 31, 2019, respectively	68,875	58,258
Restricted cash, current portion	—	400
Deferred commissions, current portion	9,585	8,616
Prepaid expenses and other current assets	16,387	14,632
Total current assets	266,784	257,754
Property and equipment, net	33,489	19,625
Restricted cash, net of current portion	—	1,684
Operating lease right-of-use assets[2]	54,286	—
Purchased intangibles, net	5,620	7,396
Deferred commissions, net of current portion	19,591	18,664
Goodwill	17,632	17,632
Other assets	4,825	3,292
Total assets	$402,227	$326,047
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,098	$1,512
Accrued expenses and other current liabilities	17,731	14,210
Accrued employee liabilities	24,193	22,603
Debt, current portion	4,432	2,963
Deferred revenue, current portion	111,411	86,784
Operating lease liabilities, current portion[2]	5,755	—
Total current liabilities	165,620	128,072
Debt, net of current portion	6,094	10,494
Deferred revenue, net of current portion	1,007	112
Operating lease liabilities, net of current portion[2]	62,307	—
Deferred tax liabilities	1,569	1,877
Other long-term liabilities	971	3,678
Total liabilities	237,568	144,233
Stockholders’ equity:
Class A common stock	10	8
Class B common stock	2	3
Additional paid-in capital	555,307	488,776
Accumulated other comprehensive income	188	481
Accumulated deficit	(390,848)	(307,454)
Total stockholders’ equity	164,659	181,814
Total liabilities and stockholders’ equity	$402,227	$326,047
(1) The condensed consolidated balance sheet for the prior period presented above has been adjusted to reflect the adoption of ASC 606.
(2) Effective February 1, 2019, the Company adopted ASC 842 using the modified retrospective approach. Under the modified retrospective approach, the comparative information has not been restated and continues to be reported under the accounting standards in effect for that period.

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended January 31,
	2020	2019 As Adjusted[1]
	(unaudited)
Cash flows from operating activities:
Net loss	$(83,394)	$(72,741)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion[2]	11,866	8,228
Stock-based compensation	45,046	25,357
Provision for doubtful accounts	3,887	3,949
Donation of common stock to charitable foundation	—	1,000
Amortization of deferred commissions	9,515	7,959
Amortization of operating lease right-of-use assets[2]	8,584	—
Other	1,643	147
Changes in operating assets and liabilities:
Accounts receivable	(14,504)	(12,443)
Prepaid expenses and other assets	(4,180)	(5,825)
Deferred commissions	(11,411)	(13,556)
Accounts payable	417	(1,103)
Accrued expenses and other liabilities	627	5,856
Accrued employee liabilities	1,590	4,902
Deferred revenue	25,522	24,689
Operating lease liabilities[2]	1,202	—
Net cash used in operating activities	(3,590)	(23,581)
Cash flows from investing activities:
Purchases of property and equipment	(21,424)	(13,412)
Purchases of short-term investments	(184,633)	(107,464)
Sales of short-term investments	3,497	—
Maturities of short-term investments	172,800	—
Business combination, net of cash acquired	—	(247)
Net cash used in investing activities	(29,760)	(121,123)
Cash flows from financing activities:
Payments under capital leases	—	(3,623)
Proceeds from issuance of common stock upon exercise of stock options	12,079	11,481
Repurchases of unvested common stock	(119)	(18)
Payments of offering costs	—	(4,399)
Proceeds of issuance of common stock under employee stock purchase plan	8,980	5,329
Proceeds from initial public offering, net of underwriters’ discounts and commissions	—	164,703
Payments under related party notes receivable	—	(4,344)
Repayments of related party notes receivable	—	5,625
Principal payments on long-term debt	(2,960)	(834)
Payments related to business combination	—	(12,558)
Net cash provided by financing activities	17,980	161,362
Effect of exchange rates on cash and cash equivalents and restricted cash	(379)	3
Net (decrease) increase in cash and cash equivalents and restricted cash	(15,749)	16,661
Cash and cash equivalents and restricted cash, beginning of period	70,024	53,363
Cash and cash equivalents and restricted cash, end of period	$54,275	$70,024

Supplemental disclosure of cash flow information:
Cash paid for interest	$595	$963
Cash paid for tax	$836	$755
Supplemental disclosure of non-cash investing and financing activities:
Lapse in restrictions on early exercised common stock options	$412	$2,088
Property and equipment purchases accrued or in accounts payable	$3,611	$307
Deferred offering costs payable or accrued but not paid	$—	$210
Reconciliation of cash and cash equivalents and restricted cash within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash and cash equivalents	$54,275	$67,940
Restricted cash, current	—	400
Restricted cash, net of current portion	—	1,684
Total cash and cash equivalents and restricted cash	$54,275	$70,024
(1) The condensed consolidated statement of cash flows for the prior period presented above has been adjusted to reflect the adoption of ASC 606.
(2) Effective February 1, 2019, the Company adopted ASC 842 using the modified retrospective approach. Under the modified retrospective approach, the comparative information has not been restated and continues to be reported under the accounting standards in effect for that period.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31, 2020
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	New Headquarters Costs	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$14,447	$(785)	$(423)	$(781)	$(75)	$12,383
Cost of professional services revenue	19,700	(2,108)	—	—	(94)	17,498
Gross profit	36,246	2,893	423	781	169	40,512
Operating expenses:
Research and development	20,736	(5,878)	—	1,351	(150)	16,059
Sales and marketing	27,446	(3,058)	—	—	(43)	24,345
General and administrative	12,513	(1,804)	—	—	(120)	10,589
Operating loss	(24,449)	13,633	423	(570)	482	(10,481)
Net loss	$(23,752)	$13,633	$423	$(570)	$482	$(9,784)
Net loss per share, basic and diluted[1]	$(0.21)					$(0.09)
Gross margin	51%					58%
Subscription gross margin	74%					77%

	Three Months Ended January 31, 2019
	GAAP[2]	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Charitable Contribution	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$11,720	$(656)	$(503)	$(355)	$—	$10,206
Cost of professional services revenue	20,028	(1,785)	—	26	—	18,269
Gross profit	31,590	2,441	503	329	—	34,863
Operating expenses:
Research and development	14,750	(1,979)	—	322		13,093
Sales and marketing	24,161	(2,067)	—	—		22,094
General and administrative	11,677	(1,150)	—	—	(1,000)	9,527
Operating loss	(18,998)	7,637	503	7	1,000	(9,851)
Net loss	$(19,183)	$7,637	$503	$7	$1,000	$(10,036)
Net loss per share, basic and diluted[1]	$(0.18)					$(0.09)
Gross margin	50%					55%
Subscription gross margin	74%					77%
(1) GAAP and Non-GAAP net loss per share are calculated based upon 113,160 and 107,433 basic and diluted weighted-average shares of common stock for the three months ended January 31, 2020 and 2019, respectively.
(2) Financial information for the prior period presented above has been adjusted to reflect the adoption of ASC 606.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Fiscal Year Ended January 31, 2020
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	New Headquarters Costs	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$53,036	$(2,772)	$(1,776)	$(2,560)	$(75)	$45,853
Cost of professional services revenue	81,145	(7,265)	—	—	(94)	73,786
Gross profit	141,876	10,037	1,776	2,560	169	156,418
Operating expenses:
Research and development	74,398	(17,568)	—	4,506	(150)	61,186
Sales and marketing	108,264	(11,129)	—	—	(43)	97,092
General and administrative	44,879	(6,312)	—	—	(120)	38,447
Operating loss	(85,665)	45,046	1,776	(1,946)	482	(40,307)
Net loss	$(83,394)	$45,046	$1,776	$(1,946)	$482	$(38,036)
Net loss per share, basic and diluted[1]	$(0.75)					$(0.34)
Gross margin	51%					57%
Subscription gross margin	74%					78%

	Fiscal Year Ended January 31, 2019
	GAAP[2]	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Charitable Contribution	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$42,993	$(1,967)	$(2,250)	$(1,286)	$—	$37,490
Cost of professional services revenue	73,597	(5,900)	—	26	—	67,723
Gross profit	118,399	7,867	2,250	1,260	—	129,776
Operating expenses:
Research and development	54,417	(6,345)	—	2,222	—	50,294
Sales and marketing	95,169	(7,384)	—	—	—	87,785
General and administrative	39,230	(3,761)	—	—	(1,000)	34,469
Operating loss	(70,417)	25,357	2,250	(962)	1,000	(42,772)
Net loss	$(72,741)	$25,357	$2,250	$(962)	$1,000	$(45,096)
Net loss per share, basic and diluted[1]	$(0.80)					$(0.49)
Gross margin	50%					55%
Subscription gross margin	74%					77%
(1) GAAP and Non-GAAP net loss per share are calculated based upon 111,122 and 91,267 basic and diluted weighted-average shares of common stock for the fiscal year ended January 31, 2020 and 2019, respectively.
(2) Financial information for the prior period presented above has been adjusted to reflect the adoption of ASC 606.

Free Cash Flow

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$4,009	$(6,989)	$(3,590)	$(23,581)
Less:
Purchases of property and equipment	(8,546)	(2,791)	(21,424)	(13,412)
Free cash flow	$(4,537)	$(9,780)	$(25,014)	$(36,993)

The following reconciliation of non-GAAP sales and marketing expense is used in calculating Growth Efficiency Index:

	GAAP	Stock-based Compensation	New Headquarters Costs	Non-GAAP
Twelve months ended January 31, 2020	$108,264	$(11,129)	$(43)	$97,092